Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2016 RESULTS

- Strategic Alternatives Review Proceeding -
- Receives $29.3 Million in Repayments -
- Net Investment Income of $1.7 Million or $0.08 per Share -

Greenwich, Connecticut – May 13, 2016 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fiscal third quarter ended March 31, 2016.

Financial Highlights for the Fiscal Third Quarter Ended March 31, 2016:

➢	Received $29.3 million in repayments.

➢	Total investment income of $3.7 million, compared with $4.3 million for the prior-year quarter.

➢	Net investment income (“NII”) was $1.7 million, or $0.08 per share, compared with $2.0 million, or $0.17 per share, in the prior-year quarter.

➢	Net unrealized losses were $2.8 million, consisting of net unrealized losses on investments of $4.5 million, partially offset by net unrealized gains on an open swap contract of $1.7 million. Net realized gains were $0.1 million.

➢	Net decrease in net assets from operations was $1.0 million, or $0.04 per share.

➢	Per share amounts are based on approximately 22.5 million weighted average shares outstanding for the third quarter of fiscal 2016, compared to approximately 12.0 million weighted average shares outstanding for the third quarter of fiscal 2015. The increase in weighted average shares outstanding reflects share issuances completed during calendar 2015 offset by share repurchases during the first and second quarters of fiscal 2016.

As of March 31, 2016:

➢	Net asset value was $3.61 per share and aggregate investment portfolio fair value was $91.3 million

➢	Weighted average portfolio interest rate was 10.27%.

➢	89% of portfolio company investments were first lien senior secured loans.

Update on Strategic Alternatives

As noted previously, in November 2015, the Company’s Board of Directors formed a Special Committee, composed solely of independent directors Mark C. Biderman, Edward H. Cohen and Thomas A. Ortwein, Jr., to consider various strategic alternatives potentially available to the Company. The process being conducted by the Special Committee is ongoing.

In order to maximize the types of potential strategic alternatives available to the Company, the Company has opted not to reinvest any cash proceeds received by the Company in connection with loan repayments and sales and has limited its origination activities. As a result of this change in investment strategy, the Company’s loan assets and related investment income have declined. Accordingly, the Board of Directors suspended the declaration of any future distributions to stockholders.

Third Quarter Fiscal 2016 Results

The Company’s net asset value at March 31, 2016 was $3.61 per share. During the quarter, the Company generated $3.4 million of interest income compared to $4.3 million in the third quarter of fiscal 2015, a decrease of 19.1%. Income from fees and other sources in the quarter totaled $0.2 million, compared to $0.1 million in the prior-year quarter.

The Company produced NII of $1.7 million, or $0.08 per share, in the quarter ended March 31, 2016 compared to $2.0 million, or $0.17 per share, in the quarter ended March 31, 2015.

Net unrealized losses of $2.8 million were comprised of $6.3 million of net unrealized depreciation on equity investments, $1.8 million of net unrealized appreciation on debt investments and $1.7 million of net unrealized appreciation on an open swap contract. Realized gains on investments were $0.1 million. Net decrease in net assets resulting from operations was $1.0 million, or $0.04 per share.

Since the beginning of calendar 2016, the Company has restructured terms with respect to two of its portfolio companies and received approximately $37 million in repayments.

At March 31, 2016, the Company’s portfolio included debt investments in 25 companies at an average of $3.6 million per investment. The weighted average interest rate on all outstanding debt investments was 10.27% at March 31, 2016, while the weighted average interest rate of the Company’s performing debt investments was 11.93%. At fair value, 88.5% of portfolio investments were first lien loans, 11.2% were second lien loans and 0.3% were equity investments. Approximately 76% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 63% at March 31, 2016, compared to 66% at March 31, 2015.

Subsequent Events

On April 6, 2016, the senior secured note to Fuse, LLC was sold for total proceeds of approximately $5.5 million. At March 31, 2016 the Company had unrealized losses of approximately $1.7 million which were realized on April 6, 2016.

On April 11, 2016, Modular Process Control, LLC completed a restructuring whereby the loans and warrant were extinguished for consideration including $0.8 million in cash and $0.8 million of an unsecured promissory note. At March 31, 2016, the Company had unrealized losses of approximately $6.4 million, of which approximately $5.5 million were realized as part of the restructuring on April 11, 2016.

On April 19, 2016, the senior secured revolving term loan to ProGrade Ammo Group, LLC was repaid for net proceeds of approximately $1.6 million. At March 31, 2016, the Company had unrealized losses of approximately $5.4 million which were realized on April 19, 2016.

Conference Call Details

The Company will not be holding an earnings call for this quarter.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
Gregg J. Felton, President and Chief Executive Officer	Garrett Edson/Brad Cohen
Michael J. Sell, Chief Financial Officer, Treasurer and Secretary	ICR, LLC
Full Circle Capital Corporation	(203) 682-8200
(203) 900 – 2100
info@fccapital.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2016	June 30, 2015
	(Unaudited)
Assets
Control Investments at Fair Value (Cost of $408,606 and $11,409,596, respectively)	$130,000	$5,812,064
Affiliate Investments at Fair Value (Cost of $20,003,978 and $24,434,726, respectively)	3,787,728	16,019,272
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $98,216,482 and $136,351,581, respectively)	87,357,234	130,282,423
Total Investments at Fair Value (Cost of $118,629,066 and $172,195,903, respectively)	91,274,962	152,113,759

Cash	19,778,639	3,736,563
Interest Receivable	1,098,038	1,903,606
Principal Receivable	27,578	23,287
Distributions Receivable	-	15,141
Due from Affiliates	246,929	605,749
Due from Portfolio Investments	256,340	180,300
Receivable on Open Swap Contract	-	1,081
Receivable for Investments Sold	2,849,194	-
Prepaid Expenses	148,547	66,105
Other Assets	28,483	1,483,578
Deferred Offering Expenses	367,807	328,168
Deferred Credit Facility Fees	50,624	267,645

Total Assets	116,127,141	160,724,982

Liabilities
Due to Affiliates	716,479	1,052,489
Accrued Liabilities	289,282	179,378
Deposit from Swap Counterparty	-	10,380,000
Payable for Investments Acquired	-	15,020,000
Distributions Payable	786,529	813,240
Interest Payable	45,062	57,605
Other Liabilities	187,826	305,957
Accrued Offering Expenses	-	7,258
Notes Payable 8.25% due June 30, 2020 (plus unamortized premium of $141,218 and $158,504 and less deferred debt issuance costs of $714,453 and $833,541, respectively)	33,072,290	32,970,488

Total Liabilities	35,097,468	60,786,415
Commitments and contingencies	-	-

Net Assets	$81,029,673	$99,938,567

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 22,472,243 and 23,235,430 issued and outstanding, respectively)	$224,722	$232,354
Paid-in Capital in Excess of Par	130,072,314	132,487,067
Distributions in Excess of Net Investment Income	(763,276)	(119,318)
Accumulated Net Realized Losses	(21,149,983)	(12,579,392)
Accumulated Net Unrealized Losses	(27,354,104)	(20,082,144)
Net Assets	$81,029,673	$99,938,567

Net Asset Value Per Share	$3.61	$4.30

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$3,164,723	$3,310,605	$9,804,079	$9,486,149
Interest Income from Affiliate Investments	143,205	629,108	1,093,647	1,835,289
Interest Income from Control Investments	134,619	317,431	464,244	1,280,177
Dividend Income from Control Investments	13,351	-	33,998	-
Other Income from Non-Control/Non-Affiliate Investments	119,661	19,148	1,696,484	524,990
Other Income from Affiliate Investments	933	625	4,314	94,667
Other Income from Control Investments	94,385	12,500	119,385	37,500
Other Income from Non-Investment Sources	(880)	19,108	23,801	48,597
Total Investment Income	3,669,997	4,308,525	13,239,952	13,307,369

Operating Expenses
Management Fee	451,381	545,564	1,612,167	1,699,451
Incentive Fee	246,879	419,559	1,263,241	1,335,651
Total Advisory Fees	698,260	965,123	2,875,408	3,035,102

Allocation of Overhead Expenses	58,161	53,511	166,183	127,028
Sub-Administration Fees	57,539	65,195	196,268	194,999
Officers’ Compensation	76,306	75,913	228,919	227,739
Total Costs Incurred Under Administration Agreement	192,006	194,619	591,370	549,766

Directors’ Fees	34,750	49,750	119,250	138,446
Interest Expenses	931,933	1,119,639	2,910,262	3,299,116
Professional Services Expense	218,058	149,698	771,583	509,292
Bank Fees	7,396	8,910	23,197	30,099
Other	118,845	142,326	414,686	402,720

Total Gross Operating Expenses	2,201,248	2,630,065	7,705,756	7,964,541

Fee Waivers and Expense Reimbursement	(246,879)	(299,476)	(967,372)	(830,523)

Total Net Operating Expenses	1,954,369	2,330,589	6,738,384	7,134,018

Net Investment Income	1,715,628	1,977,936	6,501,568	6,173,351
Net Change in Unrealized Gain (Loss) on:
Investments	(4,446,098)	3,165,547	(7,271,960)	(6,474,247)
Open Swap Contract	1,650,000	-	-	-
Net Change in Unrealized Gain (Loss)	(2,796,098)	3,165,547	(7,271,960)	(6,474,247)
Net Realized Gain (Loss) on:
Non-Control/Non-Affiliate Investments	1,851,853	(3,458,023)	(2,607,787)	(4,186,132)
Affiliate Investments	(348,339)	44,461	1,363,984	44,461
Control Investments	661,613	(71,953)	(5,444,394)	(242,389)
Open Swap Contract	(2,085,281)	-	(1,882,293)	-
Foreign Currency Transactions	-	-	(101)	(1,248)
Net Realized Gain (Loss)	79,846	(3,485,515)	(8,570,591)	(4,385,308)
Net Increase (Decrease) in Net Assets Resulting from Operations	$(1,000,624)	$1,657,968	$(9,340,983)	$(4,686,204)

Earnings (Loss) per Common Share Basic and Diluted	$(0.04)	$0.14	$(0.41)	$(0.39)
Net Investment Income per Common Share Basic and Diluted	$0.08	$0.17	$0.29	$0.52
Weighted Average Shares of Common Stock Outstanding Basic	22,472,243	11,949,034	22,726,053	11,925,027
Weighted Average Shares of Common Stock Outstanding Diluted	22,472,243	11,990,011	22,726,053	11,925,027

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended March 31, 2016	Three months ended March 31, 2015	Nine months ended March 31, 2016	Nine months ended March 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Per Share Data (1) :
Net asset value at beginning of period	$3.76	$5.48	$4.30	$6.38
Accretion (dilution) from offerings (2)	-	(0.96)	-	(0.92)
Accretion from share repurchases(3)	-	-	0.03	-
Offering costs	-	(0.06)	-	(0.06)
Net investment income (loss)(4)	0.08	0.17	0.29	0.52
Net change in unrealized gain (loss)	(0.12)	0.29	(0.31)	(0.52)
Net realized gain (loss)	0.00	(0.29)	(0.38)	(0.37)
Dividends from net investment income	(0.08)	(0.17)	(0.29)	(0.52)
Return of capital	(0.03)	(0.03)	(0.03)	(0.08)
Net asset value at end of period	$3.61	$4.43	$3.61	$4.43

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Accretion and dilution from offering(s) is based on the net change in net asset value from each follow-on offering.
(3)	Accretion from share repurchases during the period is based on the net change in net asset value from the share repurchases.
(4)	Net investment income (loss) per share is calculated based on the beginning of year and end of year shares outstanding.